UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 1900
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 26, 2015 (Japanese Standard Time), Acucela Inc. (the “Company”) filed with the Tokyo Securities Exchange (the "TSE") a Japanese report entitled "Revisions to Full-Year Earnings Forecasts," which contained supplemental information related to a financial results forecast for the year ended December 31, 2014 (the "Report"). A copy of the English translation of the Report is attached hereto as Exhibit 99.1.
In addition, on March 26, 2015 (Japanese Standard Time), the Company filed with the TSE a Japanese report referred to as “Kessan Tanshin,” which contained the Company's preliminary unaudited financial results for the year ended December 31, 2014 (the “Tanshin”). A copy of the English translation of the Report is attached hereto as Exhibit 99.2.
The information furnished in this Form 8-K, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The statements contained in the Revisions to Full-Year Earnings Forecasts and the Tanshin projected financial results for the years ending December 31, 2014 and 2015 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements largely on its expectations and projections about future events and financial trends affecting the financial condition and/or operating results of its business. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially, including, but not limited to the risk that our collaboration partner terminates the co-development of any of our product candidates, the risk of delays in our expected clinical trials, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our product candidates, the risk that we are unable to retain and motivate our key management and scientific staff, including Brian O'Callaghan, the risk that we are unable to execute on the strategy we launched in late 2014, and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission ("SEC"), which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Accounting Officer
On March 24, 2015, Dewey H. Blocker, Jr. was appointed the Company’s Vice President of Finance, Secretary, and Treasurer and will serve as interim principal accounting officer and interim principal financial officer, effective March 24, 2015, under the terms of a letter agreement (the "Letter Agreement"). Mr. Blocker will oversee all finance operations until a new Chief Financial Officer is appointed.
Brian O’Callaghan will no longer serve as interim Chief Financial Officer, Secretary, and Treasurer of the Company effective March 24, 2015. Mr. O’Callaghan will continue to serve as the Company’s Chief Executive Officer and President.
Mr. Blocker, 50, joined Acucela in 2008 as Director of Finance and in 2010 was promoted to Senior Director of Finance. Prior to joining the Company, Mr. Blocker was the Chief Financial Officer for Ivey Imaging and before that spent five years as a Senior Financial Analyst with ICOS Corporation, a biopharmaceutical company. Mr. Blocker earned a B.A. degree from Washington State University and an M.B.A. degree from Seattle University.
Mr. Blocker has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Blocker is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Under the terms of the Letter Agreement, in connection with his appointment as Vice President Finance, Mr. Blocker will receive the following:

•	A base annual salary of $270,300 per year;

•	Participation in the Company’s bonus plan at a target of 35% of base salary;

•
An option to purchase up to 40,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, which shall vest as to 1/5 of the shares subject to the option on each anniversary of the date of grant; and

•	A restricted stock unit (“RSU”) award covering 20,000 shares of the Company’s common stock, which shall vest as to 1/5 of the shares subject to the RSU on each anniversary of the date of grant.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the terms of the full text of the Letter Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibits	Description
10.01	Letter Agreement, between Acucela Inc. and Dewey H. Blocker, Jr.
99.1	English Translation of Difference Between the Earnings Forecasts and the Results for the Fiscal Year 2014.
99.2	English Translation of Tanshin, dated March 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ Dewey H. Blocker, Jr.
Dewey H. Blocker, Jr.
Date: March 25, 2015		Vice President Finance

EXHIBIT INDEX

Exhibit Number	Description
10.01	Letter Agreement, between Acucela Inc. and Dewey H. Blocker, Jr.
99.1	English Translation of Difference Between the Earnings Forecasts and the Results for the Fiscal Year 2014.
99.2	English Translation of Tanshin, dated March 26, 2015